Exhibit 5.1

North America Europe Asia	35 W. Wacker Drive Chicago, IL 60601 T +1 312 558 5600 F +1 312 558 5700

June 12, 2018

Applied Materials, Inc.

3050 Bowers Avenue, P.O. Box 58039

Santa Clara, California 95052-8039

Re: Form S-8 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Applied Materials, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-8 (the “Registration Statement”) relating to the registration of $175,000,000 of deferred compensation obligations (the “Obligations”) of the Company pursuant to the Applied Materials, Inc. 2016 Deferred Compensation Plan, as amended (the “2016 Plan”). The Obligations are unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the 2016 Plan.

This opinion letter is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion letter, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:

(i) the Registration Statement, as filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act;

(ii) the amended and restated certificate of incorporation of the Company, as currently in effect (the “Certificate of Incorporation”);

(iii) the amended and restated by-laws of the Company, as currently in effect;

(iv) the 2016 Plan;

(v) resolutions adopted by the board of directors (or its delegatee) of the Company relating to, among other things, the filing of the Registration Statement and the adoption and approval of the 2016 Plan; and

(vi) the assistant secretary’s certificates of the assistant secretary of the Company.

We have also examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that the Company’s board of directors, or a duly authorized committee thereof, has approved or will have approved the grant of any Obligation prior to the grant thereof. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Obligations will be valid and binding obligations of the Company, enforceable against the Company, in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors’ rights or by general principles of equity.

The foregoing opinion is based upon and limited to the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and the laws of the State of California. We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein that are based on the laws of the State of California are limited to the laws that are generally applicable in transactions of the type covered by the Registration Statement. This opinion letter is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes that may hereafter occur.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Winston & Strawn LLP